EXHIBIT 1.A.(3)(m)

                Third Amendment to Participation Agreement Among
         AUSA Life Insurance Company, Inc., Variable Insurance Products
                  Fund II and Fidelity Distributors Corporation

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT


AUSA Life Insurance Company, Inc., Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated August 31, 2000, as amended, by doing the following:

         The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 2nd day of July 2001.


AUSA LIFE INSURANCE COMPANY, INC.

By:      /s/ Priscilla I. Hechler
Name:    Priscilla I. Hechler
Title:   Assistant Vice President and Assistant Secretary


VARIABLE INSURANCE PRODUCTS FUND II

By:      /s/ Robert C. Pozen
Name:    Robert C. Pozen
Title:   Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Mike Kellogg
Name:    Mike Kellogg
Title:   Executive Vice President



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

                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and                         Policy Form Numbers of Contracts
Date Established by Board of Directors                   Funded by Separate Account
--------------------------------------                   --------------------------

AUSA Series Life Account                              Form Number: VL03NY
(est. October 24, 1994)                               Product: AUSA Financial
                                                      Freedom Builder

                                                      Form Number: VL95NY
                                                      Product: AUSA Freedom Elite Builder

                                                      Form Number: JLS02NY
                                                      Product: AUSA Freedom Wealth Protector

Separate Account VA BNY                               Form Number: AV343 101 90 396
(est. September 27, 1994)                             Product: AUSA Landmark Variable
                                                      Annuity

AUSA Series Annuity Account                           Form Number: WL18NY
(est. March 20, 2001)                                 Product: AUSA Freedom Premier

TR-Fidelity VIP II                                    Form Number: TA-AP-2001-CONT
Contrafund(R) Portfolio
(est. July 1, 2001)
